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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 20, 2003, except for Note 14 which is as of February 7, 2003, relating to the consolidated financial statements and financial statement schedule, which appears in McDATA Corporation's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Denver, Colorado
May 28, 2003

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  Exhibit 23.1